Exhibit 4.6

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered effective as of December 20, 2006 by and among Austin Ventures IX, L.P. (“Purchaser”), each of the persons and entities set forth on Schedule A hereto (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”), and SolarWinds.Net, Inc., an Oklahoma corporation (the “Company”).

RECITALS:

WHEREAS: Purchaser desires to purchase from each Selling Stockholder, and such Selling Stockholder desires to sell to Purchaser, the number and class of securities of the Company set forth next to such Selling Stockholder’s name on Schedule A hereto; and

WHEREAS: Purchaser and the Selling Stockholders desire to enter into this Agreement in order to effect the purchase and the sale of such shares on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Each Selling Stockholder hereby transfers, sells, assigns and conveys to Purchaser that number of shares of the Company’s Common Stock and that number of shares of Company’s Preferred Stock set forth next to such Selling Stockholder’s name on Schedule A hereto (collectively, the “Shares”) at a purchase price per share of $12.18 for the aggregate purchase price set forth next to such Selling Stockholder’s name on Schedule A hereto (the “Purchase Price”). Such Selling Stockholder hereby delivers to Purchaser all certificates representing the Shares against payment of the Purchase Price therefor by check or wire transfer and hereby irrevocably constitutes and appoints the Secretary of the Company (or its designee) as attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

2. Representations of Selling Stockholders. Each Selling Stockholder hereby represents and warrants to Purchaser and the Company as follows:

(a) Authorization. Such Selling Stockholder has the requisite power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by such Selling Stockholder will constitute a valid and legally binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Compliance With Other Instruments. The execution, delivery and performance of and compliance with this Agreement by such Selling Stockholder and the sale and transfer of the Shares pursuant to the terms hereof will not result in any violation or breach of any term of its organizational documents, or any violation or breach by it of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which it is a party or by which it is bound or be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of such Selling Stockholder.

(c) Good Title. Except as set forth on Schedule 2(c) hereto, (i) such Selling Stockholder has good and marketable title to the Shares and has not sold, assigned, pledged, transferred, deposited under any agreement, or in any way hypothecated any of the Shares or any interest therein, or signed any power of attorney, or other authorization respecting same which is now outstanding and in force, or otherwise disposed of the same, (ii) no person, firm, corporation, agency or government other than such Selling Stockholder has or has asserted any right, title, claim, equity or interest in, to or respecting the Shares or any proceeds thereof, (iii) such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver all of the Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, other than restrictions imposed by applicable federal and state securities laws and any restrictions or agreements in the Stockholders Agreement and Registration Rights Agreement (each, as defined below) and (iv) upon delivery of and payment for such Shares hereunder, Purchaser will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever, other than restrictions imposed by applicable federal and state securities laws and any restrictions or agreements in the Stockholders Agreement and Registration Rights Agreement.

(d) No Reliance on the Company. Such Selling Stockholder has substantial investment experience so that such Selling Stockholder has the capacity to protect its own interests and is fully capable of evaluating the merits and risks of its sale of the Shares hereunder. Such Selling Stockholder acknowledges that it has made its own decision to sell the Shares hereunder without reliance on the Company or any other party. Such Selling Stockholder further acknowledges that neither the Company nor any other party has any responsibility with respect to any statements, representations or warranties that have been made or may be made in connection with the transactions contemplated by this Agreement regarding the Company or the value of the Shares and that the Company has not made any representation, warranty or covenant, express or implied, to such Selling Stockholder in connection with the transactions contemplated by this Agreement. Such Selling Stockholder represents that it has had a full, fair and complete opportunity to value the Shares. Such Selling Stockholder acknowledges that there is no established trading market for the Shares and that the purchase price for the Shares may not be indicative of the actual fair market value of the Shares. Such Selling Stockholder further acknowledges that the value of the Shares may increase or decrease substantially over time. In full understanding of the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the purchase price hereunder, such Selling Stockholder has voluntarily entered into this Agreement and determined to sell the Shares hereunder.

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3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to each Selling Stockholder and to the Company as follows:

(a) Authorization. Purchaser has the requisite power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by Purchaser will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. Purchaser confirms that the Shares are being acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of all or any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(c) Accredited Investor. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).

(d) Restricted Securities. Purchaser is familiar with the provisions of Rule 144 promulgated under the Act, which permits limited resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Purchaser understands that the Shares are characterized as “restricted securities.”

(e) No Reliance.

(i) Purchaser has substantial investment experience so that Purchaser has the capacity to protect its own interests and is fully capable of evaluating the merits and risks of its purchase of the Shares hereunder. Purchaser acknowledges that it has made its own decision to purchase the Shares hereunder without reliance on the Company or any other party. Purchaser further acknowledges that neither the Company nor any other party has any responsibility with respect to any statements, representations or warranties that have been made or may be made regarding the Company or the value of the Shares, and that the Company has not made any representation, warranty or covenant, express or implied. Purchaser represents that it has had a full, fair and complete opportunity to value the Shares. Purchaser acknowledges that there is no established trading market for the Shares and that the purchase price for the Shares may not be indicative of the actual fair market value of the Shares. Purchaser further acknowledges that the value of the Shares may increase or decrease substantially over time. In full understanding of the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the purchase price hereunder, Purchaser has voluntarily entered into this Agreement and determined to purchase the Shares hereunder.

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(ii) Purchaser acknowledges that it is not relying upon any representations or warranties of the Company, including as to material non-public information that may be in the possession of any of the Selling Stockholders (the “Excluded Information”). Purchaser agrees that neither any of the Selling Stockholders nor the Company shall be obligated to disclose any Excluded Information or have any liability to the Purchaser with respect to any such non-disclosure. Purchaser hereby waives any and all claims and causes of action now or hereafter arising against the Selling Stockholders and the Company based upon or relating to such non-disclosure and further covenants not to sue any of the Selling Shareholders or the Company or any of its directors, officers, employees, agents or affiliates for any loss, damage or liability arising from or relating to such non-disclosure. It is understood and agreed that neither any of the Selling Stockholders nor the Company makes any representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Shares.

4. Stockholders Agreement; Registration Rights Agreement. In connection with its acquisition of the Shares and by its execution hereof, Purchaser shall execute and deliver a joinder agreement to each of the Stockholders Agreement dated on or about December 14, 2005 (as amended from time to time, the “Stockholders Agreement”) and the Registration Rights Agreement dated on or about December 14, 2005 (as amended from time to time, the “Registration Rights Agreement”) and shall become a party to each of the Stockholders Agreement and Registration Rights Agreement. Purchaser acknowledges and agrees that, upon its execution of such joinder agreements, it shall be bound by the restrictions (including, without limitation, the transfer restrictions and voting restrictions) and entitled to the benefits of a “Stockholder” under the Stockholders Agreement and an “Investor” in the capacity of a “Financial Investor” under the Registration Rights Agreement.

5. Selling Stockholder Consent and Waiver. The Selling Stockholders together hold a majority of the Company’s Common Stock on an As Converted Basis (as such term is defined in the Stockholders Agreement) and, as such, hereby (i) consent to the sale of the Shares by each of the Selling Stockholders to the Purchaser pursuant to this Agreement and (ii) agree that the Purchaser is not a Strategic Investor (as such term is defined in the Stockholders Agreement). The Selling Stockholders also constitute at least the Requisite Stockholder Majority (as such term is defined in the Stockholders Agreement) and, as such, hereby waive, on behalf of each holder of Shares (as such term is defined in the Stockholders Agreement), any rights of notice or other rights such holders may have arising as a result of the transactions contemplated by this Agreement, including, without limitation, (i) any tag-along and related notice rights pursuant to Section 5.1 of the Stockholders Agreement and (ii) any notice rights pursuant to Section 4.5 of the Stockholders Agreement.

6. Further Acts. Each Selling Stockholder, Purchaser and the Company agree to execute any further instruments or perform any acts which are or may become reasonably necessary to carry out the intent of this Agreement to complete the purchase and sale hereunder and the cancellation and reissuance of certificates representing the Shares.

7. Waivers and Amendments. The rights or obligations of any party hereunder may be waived and this Agreement may be amended upon the written consent of the Company, Purchaser and the Selling Stockholders selling a majority of the Shares to Purchaser hereunder, provided that no amendment may adversely affect one Selling Stockholder relative to other Selling Stockholders without such Selling Stockholder’s prior written consent.

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8. Severability. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

9. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the consummation of the transactions contemplated hereby.

10. Entire Agreement. This Agreement and the documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof, and supersede any and all prior agreements and understandings between the parties.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas as they apply to contracts entered into and wholly to be performed within the State of Texas by residents of such state.

12. Voluntary Execution of Agreement. This Agreement is being executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have read this entire Agreement and that they are fully aware of the legal and binding effect of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

14. Representation. Purchaser and each Selling Stockholder acknowledge that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. Purchaser and each Selling Stockholder acknowledge that such party has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors and that such party is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Purchaser:

Austin Ventures IX, L.P.

By:	AV Partners IX, L.P., its General Partner

By:	/S/ KENNETH P. DEANGELIS

Name:	Kenneth P. DeAngelis

Title:	General Partner

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Selling Stockholders:

Bain Capital Venture Integral Investors, LLC

By:	/S/ J. BENJAMIN H. NYE

Name:	J. Benjamin H. Nye

Title:	Managing Director

BCV Co-Invest SW, LP

By:	/S/ J. BENJAMIN H. NYE

Name:	J. Benjamin H. Nye

Title:	Managing Director

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Insight Venture Partners V, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners (Cayman) V, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners V (Employee Co-Investors), LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners V Coinvestment Fund, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Insight Venture Partners IV, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners IV (Fund B), LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners (Cayman) IV, LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

Insight Venture Partners IV (Co-Investors), LP

By:	/S/ JEFF HORING

Name:	Jeff Horing

Title:	Managing Director

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Yonce Management, LLC

By:	/S/ DAVID YONCE

Name:	David Yonce

Title:	Manager

SolarWinds Management, LLC

By:	/S/ DON YONCE

Name:	Don Yonce

Title:	Manager

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

GoldenTree High Yield Value Master Fund, LP

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

GoldenTree Credit Opportunities Financing I, Ltd.

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

GoldenTree MultiStrategy Financing, Ltd.

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

GoldenTree Capital Solutions Fund Financing

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

GoldenTree Capital Solutions Offshore Fund Financing

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

GoldenTree High Yield Master Fund, Ltd.

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

GoldenTree High Yield Master Fund II, Ltd.

By:	/S/ JONATHAN EZROW

Name:	Jonathan Ezrow

Title:	Portfolio Manager

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

/S/ DOUGLAS ROGERS
Doug Rogers 12-18-06

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

/S/ BOB L. MARTIN
Robert Martin

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

The Company:

SolarWinds.Net, Inc.

By:	/S/ KEVIN THOMPSON
Kevin Thompson,
Chief Financial Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SCHEDULE A

Stockholder	Common Stock	Preferred Stock	All Shares	Aggregate Purchase Price
Bain Capital Venture Integral Investors, LLC	60,496.00	60,496.00	120,992.00	$1,473,682.56
BCV Coinvest SW, LP	14,455.00	14,455.00	28,910.00	$352,123.80
Insight Venture Partners V, LP	27,720.00	27,720.00	55,440.00	$675,259.20
Insight Venture Partners (Cayman) V, LP	8,393.00	8,393.00	16,786.00	$204,453.48
Insight Venture Partners V (Employee Co-Investors), LP	1,630.00	1,630.00	3,260.00	$39,706.80
Insight Venture Partners V Coinvestment Fund, L.P.	28,106.00	28,106.00	56,212.00	$684,652.16
Insight Venture Partners IV, LP	7,196.00	7,196.00	14,392.00	$175,294.56
Insight Venture Partners IV (Fund B), LP	57.00	57.00	114.00	$1,388.52
Insight Venture Partners (Cayman) IV, LP	962.00	962.00	1,924.00	$23,434.32
Insight Venture Partners IV (Co-Investors), LP	887.00	887.00	1,774.00	$21,607.32
SolarWinds Management, LLC	67,455.00	67,455.00	134,910.00	$1,643,203.80
Yonce Management, LLC	7,495.00	7,495.00	14,990.00	$182,578.20
Robert Martin	1,606.00	1,606.00	3,212.00	$39,122.16
GoldenTree High Yield Value Master Fund, LP	291.00	291.00	582.00	$7,088.76
GoldenTree Credit Opportunities Financing I, Ltd.	1,149.00	1,149.00	2,298.00	$27,989.64
GoldenTree MultiStrategy Financing, Ltd.	355.00	355.00	710.00	$8,647.80
GoldenTree Capital Solutions Fund	934.00	934.00	1,868.00	$22,752.24
GoldenTree Capital Solutions Offshore Fund	1,224.00	1,224.00	2,448.00	$29,816.64
GoldenTree Master Fund, Ltd.	1,511.00	1,511.00	3,022.00	$36,807.96
GoldenTree Master Fund II, Ltd.	960.00	960.00	1,920.00	$23,385.60

TOTAL (EXISTING STOCKHOLDERS):	232,882.00	232,882.00	465,764.00	$5,673,005.52

Doug Rogers	150,000	—	150,000	$1,827,000.00

TOTAL (INCLUDING DOUG ROGERS):	382,882.00	282,882.00	615,764.00	$7,500,005.52

SCHEDULE 2(C)

As previously discussed with Purchaser, an employee of the Company who has worked on the development of the Company’s intellectual property has not yet signed the form of proprietary inventions agreement that all employees are required to execute (although he has signed a different form of agreement) and has made certain verbal statements that he would require monetary compensation in order to incent him to sign the Company’s proprietary inventions agreement. The Company is currently investigating the nature of this issue and is in discussions with the employee to resolve the matter.